UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2015

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Southcross Energy Partners, L.P. (“Southcross”) experienced a fire at its Gregory facility on January 20, 2015. There were no injuries in connection with the fire and damage was limited to a small portion of one of the two processing units at the facility. The exact cause of the fire is being investigated.

Southcross’ Gregory facility includes 135 million cubic feet per day (MMcf/d) of gas processing capacity from two processing units with 80 MMcf/d and 55 MMcf/d of capacity, respectively, and an associated 4,800 barrel per day fractionation plant. Damage appears to be limited to the 80 MMcf/d processing unit. The Gregory facility was shut down as a result of the fire. Southcross currently is in the process of completing safety reviews and anticipates restarting the 55 MMcf/d processing unit and the fractionation plant within one week.

Southcross has redirected the majority of gas that was flowing to the Gregory facility to other Southcross processing facilities including Southcross’ Woodsboro and Lone Star processing facilities. Southcross’ interconnected processing and fractionation plant infrastructure enable such flexibility and continuity of operations. The remainder of gas from Southcross’ producers that has not yet been redirected will be directed to the 55 million cubic feet per day processing unit at Gregory when it is restarted.

Southcross does not anticipate a material financial impact as a result of the fire and outage. Southcross maintains insurance that carries a $500,000 deductible and is expected to cover most of the repair costs in excess of the deductible, if any, related to the damage caused by the fire.

This Current Report on Form 8-K (this “Current Report”) includes forward-looking statements. Statements included in this Current Report that are not historical facts are forward-looking statements. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of the specific risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2014 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this Current Report are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: January 22, 2015	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer